UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 17, 2018

BLACKROCK CAPITAL INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	814-00712	20-2725151
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification Number)

40 East 52nd Street
New York, NY 10022
(Address of principal executive offices)

(212) 810-5800
(Registrant’s telephone number, including area code)

BlackRock Capital Investment Corporation
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

__________________________________

Item 8.01 Other Events

BlackRock Capital Investment Corporation (NASDAQ: BKCC) (“BKCC”) announced today that on January 16, 2018, the Securities and Exchange Commission issued an order permitting BKCC and certain of its affiliates, (collectively, the “Companies”) to complete negotiated co-investment transactions in portfolio companies, subject to certain conditions (the “Order”). Subject to satisfaction of certain conditions to the Order, the Companies are now permitted, together with any future business development companies, registered closed-end funds and certain private funds, each of whose investment adviser is BKCC's investment adviser or an investment adviser controlled by BKCC's investment adviser, to co-invest in negotiated investment opportunities where doing so would otherwise be prohibited under the Investment Company Act of 1940 (the "1940 Act"), providing BKCC’s shareholders with access to a broader array of investment opportunities.
In connection with the Order, BKCC also announced today that on January 16, 2018, BlackRock Advisors, LLC, BKCC's investment adviser, assigned the Investment Management Agreement, dated March 6, 2015 (the "Agreement"), to a wholly-owned subsidiary, BlackRock Capital Investment Advisors, LLC ("BCIA") pursuant to Rule 2a-6 of the 1940 Act.  Accordingly, BCIA is now BKCC's investment adviser.  BKCC and BCIA amended and restated the Agreement in its entirety to acknowledge such assignment and to delete certain portions of the Agreement that are no longer operative in accordance with their terms.  There will be no change to the fees, nor to the personnel overseeing the provision of investment management services to BKCC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACKROCK CAPITAL INVESTMENT CORPORATION

Date: January 17, 2018	By:	/s/ Michael J. Zugay
		Name:	Michael J. Zugay
		Title:	Chief Executive Officer